Exhibit 99.1 News Release
Contacts:

Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Third Quarter 2021 Results

•Revenues were $2.3 billion in the quarter
•Operating margin was 5.0% and segment operating margin1 was 7.0%
•Diluted earnings per share was $3.65
•Pension adjusted diluted earnings per share1 was $3.58
•The acquisition of Alion Science and Technology Corp. ("Alion") closed on Aug. 19, 2021

NEWPORT NEWS, Va. (Nov. 4, 2021) - Huntington Ingalls Industries (NYSE:HII) reported third quarter 2021 revenues of $2.3 billion, up 1.0% from the third quarter of 2020.

Operating income in the third quarter of 2021 was $118 million and operating margin was 5.0%, compared to $222 million and 9.6%, respectively, in the third quarter of 2020. The decreases in operating income and operating margin were primarily the result of a less favorable operating FAS/CAS adjustment.

Segment operating income1 in the third quarter of 2021 was $163 million and segment operating margin1 was 7.0%, compared to segment operating income1 of $162 million and segment operating margin1 of 7.0% in the third quarter of 2020.

Net earnings in the third quarter of 2021 were $147 million, compared to $222 million in the third quarter of 2020. Diluted earnings per share in the third quarter of 2021 was $3.65, compared to $5.45 in the same period of 2020. Third quarter 2021 results included approximately $15 million of non-recurring, pre-tax transaction expenses related to the acquisition of Alion. Excluding the impacts of pension, adjusted earnings per share1 in the quarter was $3.58, compared to $3.73 in the same period of 2020.

Third quarter cash from operations was $350 million and free cash flow1 was $277 million, compared to $222 million and $160 million, respectively, in the third quarter of 2020.

New contract awards in the third quarter of 2021 were approximately $600 million, bringing total backlog to approximately $50.1 billion as of Sept. 30, 2021.

“We are pleased with the third quarter results that represent another quarter of consistent shipbuilding program execution while we continue to navigate the challenges posed by the COVID-19 pandemic,” said Mike Petters, HII’s president and CEO. "During the quarter we closed the acquisition of Alion Science and Technology, and as we work to integrate it into our Technical Solutions division, we remain very excited about the significant growth avenues across the combined business that we believe will drive significant long-term value creation."
1Non-GAAP measure. See Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions, except per share amounts)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Sales and service revenues	$2,338	$2,314	$24	1.0%	$6,847	$6,604	$243	3.7%
Operating income	118	222	(104)	(46.8)%	393	494	(101)	(20.4)%
Operating margin %	5.0%	9.6%		(455) bps	5.7%	7.5%		(174) bps
Segment operating income[1]	163	162	1	0.6%	523	313	210	67.1%
Segment operating margin %[1]	7.0%	7.0%		(3) bps	7.6%	4.7%		290 bps
Net earnings	147	222	(75)	(33.8)%	424	447	(23)	(5.1)%
Diluted earnings per share	$3.65	$5.45	$(1.80)	(33.0)%	$10.52	$10.98	$(0.46)	(4.2)%

Pension Adjusted Earnings
Adjusted Net earnings[2]	144	152	(8)	(5.3)%	411	230	181	78.7%
Adjusted Diluted earnings per share[2]	$3.58	$3.73	$(0.15)	(4.0)%	$10.20	$5.65	$4.55	80.5%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impacts of the FAS/CAS Adjustment. See Exhibit B for definition and reconciliation.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$628	$675	$(47)	(7.0)%	$1,947	$1,926	$21	1.1%
Segment operating income[1]	62	62	—	—%	233	185	48	25.9%
Segment operating margin %[1]	9.9%	9.2%		69 bps	12.0%	9.6%		236 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the third quarter of 2021 were $628 million, a decrease of $47 million, or 7.0%, from the same period in 2020, primarily driven by lower revenues in the Legend-class National Security Cutter (NSC) program, the Arleigh Burke-class guided missile (DDG) program and amphibious assault ships. Revenues on the NSC program decreased due to lower volumes on Stone (NSC 9) following its delivery. DDG program revenues decreased due to lower volumes on Ted Stevens (DDG 128) and USS Delbert D. Black (DDG 119) following its delivery, partially offset by higher volumes on Jack H. Lucas (DDG 125). Revenues on amphibious assault ships decreased due to lower volumes on Bougainville (LHA 8), partially offset by higher volumes on LHA 9 (unnamed).

Ingalls Shipbuilding segment operating income1 for the third quarter of 2021 was $62 million, in line with segment operating income1 of $62 million from the same period in 2020. Segment operating margin1 in the third quarter of 2021 was 9.9%, compared to 9.2% in the same period last year. The increase in segment operating margin1 was primarily driven by the recognition of an incentive on the DDG program, as well as higher risk retirement on the San Antonio-class amphibious transport dock (LPD) program, partially offset by lower risk retirement on the NSC program.

1Non-GAAP measure. See Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Key Ingalls Shipbuilding milestones for the quarter:
•Completed acceptance trials for guided missile destroyer Frank E. Petersen Jr. (DDG 121)
•Christened amphibious transport dock Fort Lauderdale (LPD 28)
•Authenticated the keel of National Security Cutter Calhoun (NSC 10)

Newport News Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$1,354	$1,358	$(4)	(0.3)%	$4,124	$3,821	$303	7.9%
Segment operating income[1]	88	79	9	11.4%	257	105	152	144.8%
Segment operating margin %[1]	6.5%	5.8%		68 bps	6.2%	2.7%		348 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the third quarter of 2021 were $1.4 billion, a decrease of $4 million, or 0.3%, from the same period in 2020, primarily driven by lower revenues in naval nuclear support services, partially offset by higher revenues in submarines and aircraft carriers. Naval nuclear support service revenues decreased primarily as a result of lower volumes in submarine fleet support services and facility maintenance services, partially offset by higher volumes in carrier fleet support services. Submarine revenues increased due to higher volumes in Block V boats of the Virginia-class submarine (VCS) program, submarine support services and the Columbia-class submarine program, partially offset by lower volumes in Block IV boats of the VCS program. Aircraft carrier revenues increased primarily as a result of higher volumes on the refueling and complex overhaul (RCOH) of USS John C. Stennis (CVN 74) and the construction of Doris Miller (CVN 81) and Enterprise (CVN 80), partially offset by lower volumes on the RCOH of USS George Washington (CVN 73) and the construction of John F. Kennedy (CVN 79).

Newport News Shipbuilding segment operating income1 for the third quarter of 2021 was $88 million, an increase of $9 million from the same period in 2020. Segment operating margin1 in the third quarter of 2021 was 6.5%, compared to 5.8% in the same period last year. The increases were primarily due to higher risk retirement on the RCOH of USS George Washington (CVN 73), and Block IV boats of the VCS program, partially offset by lower risk retirement on naval nuclear support services.

Key Newport News Shipbuilding milestones for the quarter:
•Commenced the first cut of steel for aircraft carrier Doris Miller (CVN 81)
•Reached approximate 92% completion of RCOH of USS George Washington (CVN 73)
•Reached approximate 84% completion of John F. Kennedy (CVN 79)

1Non-GAAP measure. See Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Technical Solutions

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$394	$320	$74	23.1%	$890	$957	(67)	(7.0)%
Segment operating income[1]	13	21	$(8)	(38.1)%	33	23	10	43.5%
Segment operating margin %[1]	3.3%	6.6%		(326) bps	3.7%	2.4%		130 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Technical Solutions revenues for the third quarter of 2021 were $394 million, an increase of $74 million from the same period in 2020. The increase was due primarily to the acquisition of Alion, partially offset by the divestiture of our oil and gas business and contribution of the San Diego Shipyard to a joint venture in the first quarter of this year. The acquisition of Alion closed on Aug. 19, 2021, and third quarter 2021 results include approximately $163 million of revenue attributable to Alion.

Technical Solutions segment operating income1 for the third quarter of 2021 was $13 million, compared to $21 million in the third quarter of 2020. Segment operating margin1 in the third quarter of 2021 was 3.3%, compared to
6.6% in the same period last year. The decrease was primarily driven by the inclusion of approximately $8 million of Alion related purchase intangible amortization, as well as lower performance in Defense and Federal Solutions, the divestiture of our oil and gas business, and the contribution of our San Diego Shipyard to a joint venture in the first quarter of this year. Third quarter 2021 results include approximately $4 million of segment operating income1 attributable to Alion, net of the aforementioned purchase intangible amortization.

Key Technical Solutions milestones for the quarter:
•Announced and closed the acquisition of Alion Science and Technology
•Awarded a contract with a total potential value of $346 million to support U.S. Africa Command's life-saving operations
•Awarded a 5-year, $273 million contract from the U.S. Navy to support aircraft carrier and surface ship maintenance

1Non-GAAP measure. See Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

2021 Outlook1
•Timing of material delivery impacting near-term Shipbuilding revenue2
•Shipbuilding operating margin2 in line with prior expectations
•Outlook updated for Alion acquisition
◦~$400 million revenue increase
◦Purchase intangible amortization impacts segment operating margin2 outlook
•Delayed repayment of accelerated progress payments improves 2021 free cash flow2 outlook

	Prior Outlook[3]	Current Outlook[4]
Shipbuilding Revenue[2]	$8.2B - $8.4B	~$8.2B
Shipbuilding Operating Margin[2]	7.5% - 8.0%	7.5% - 8.0%
Technical Solutions Revenue	~$1.0B	~1.4B
Technical Solutions Segment Operating Margin[2]	3.0% - 5.0%	~2.5%
Technical Solutions EBITDA Margin[2]	7.0% - 9.0%	~8.0%

Operating FAS/CAS Adjustment	($163M)	($157M)
Non-current State Income Tax Expense	~($5M)	~($15M)
Interest Expense	($72M)	($87M)
Non-operating Retirement Benefit	$181M	$181M
Effective Tax Rate	~22%	~13%

Depreciation & Amortization	~$260M	~$302M
Capital Expenditures	~3.5% of Sales	~3.5% of Sales
Free Cash Flow[2]	$150M - $250M	$300M - $350M

1The financial outlook, expectations and other forward looking statements provided by the company for 2021 and beyond reflect the company's judgment based on the information available at the time of this release.
2 Non-GAAP measures. See Exhibit B for definitions.
3 Prior outlook for Technical Solutions includes results for the month of January 2021 for Universal Pegasus International and the San Diego Shipyard, and excludes results for Alion Science and Technology.
4 Current outlook for Technical Solutions includes results for the month of January 2021 for Universal Pegasus International and the San Diego Shipyard, and includes results for Alion Science and Technology as of the close of the acquisition on Aug. 19, 2021, inclusive of incremental purchase intangible amortization.

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides mission-critical national security solutions to government and commercial customers worldwide. Headquartered in Newport News, Virginia, HII employs about 44,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from noon today through Thursday, Nov. 11 by calling toll-free (877) 344-7529 or (412) 317-0088 and using conference ID 10160786.

Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, and the impacts of vaccination mandates on our workforce; our ability to effectively integrate the operations of Alion Science and Technology into our business; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2021	2020	2021	2020
Sales and service revenues
Product sales	$1,701	$1,699	$5,185	$4,743
Service revenues	637	615	1,662	1,861
Sales and service revenues	2,338	2,314	6,847	6,604
Cost of sales and service revenues
Cost of product sales	1,453	1,388	4,402	3,931
Cost of service revenues	554	490	1,450	1,550
Income from operating investments, net	11	6	31	19
Other income and gains	2	—	3	—
General and administrative expenses	226	220	636	648
Operating income	118	222	393	494
Other income (expense)
Interest expense	(24)	(27)	(63)	(68)
Non-operating retirement benefit	45	29	135	89
Other, net	2	2	10	(8)
Earnings before income taxes	141	226	475	507
Federal and foreign income tax expense (benefit)	(6)	4	51	60
Net earnings	$147	$222	$424	$447

Basic earnings per share	$3.65	$5.47	$10.52	$11.01
Weighted-average common shares outstanding	40.3	40.6	40.3	40.6

Diluted earnings per share	$3.65	$5.45	$10.52	$10.98
Weighted-average diluted shares outstanding	40.3	40.7	40.3	40.7

Dividends declared per share	$1.14	$1.03	$3.42	$3.09

Net earnings from above	$147	$222	$424	$447
Other comprehensive income
Change in unamortized benefit plan costs	43	24	102	70
Other	(1)	1	1	—
Tax expense for items of other comprehensive income	(11)	(6)	(26)	(18)
Other comprehensive income , net of tax	31	19	77	52
Comprehensive income	$178	$241	$501	$499

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$555	$512
Accounts receivable, net of allowance for doubtful accounts of $2 million as of 2021 and 2020	446	397
Contract assets	1,363	1,049
Inventoried costs, net	143	137
Income taxes receivable	221	171
Assets held for sale	—	133
Prepaid expenses and other current assets	66	45
Total current assets	2,794	2,444
Property, Plant, and Equipment, net of accumulated depreciation of $2,105 million as of 2021 and $2,024 million as of 2020	3,043	2,978
Other Assets
Operating lease assets	246	192
Goodwill	2,684	1,617
Other intangible assets, net of accumulated amortization of $702 million as of 2021 and $655 million as of 2020	1,187	512
Deferred tax assets	10	133
Miscellaneous other assets	436	281
Total other assets	4,563	2,735
Total assets	$10,400	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED) (continued)

($ in millions)	September 30, 2021	December 31, 2020
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$508	$460
Accrued employees’ compensation	367	293
Current portion of postretirement plan liabilities	131	133
Current portion of workers’ compensation liabilities	231	225
Contract liabilities	674	585
Liabilities held for sale	—	68
Other current liabilities	533	462
Total current liabilities	2,444	2,226
Long-term debt	3,321	1,686
Pension plan liabilities	833	960
Other postretirement plan liabilities	379	401
Workers’ compensation liabilities	522	511
Long-term operating lease liabilities	198	157
Deferred tax liabilities	154	—
Other long-term liabilities	360	315
Total liabilities	8,211	6,256
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.4 million shares issued and 40.1 million shares outstanding as of September 30, 2021, and 53.3 million shares issued and 40.5 million shares outstanding as of December 31, 2020	1	1
Additional paid-in capital	1,984	1,972
Retained earnings	3,819	3,533
Treasury stock	(2,145)	(2,058)
Accumulated other comprehensive loss	(1,470)	(1,547)
Total stockholders’ equity	2,189	1,901
Total liabilities and stockholders’ equity	$10,400	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2021	2020
Operating Activities
Net earnings	$424	$447
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	154	136
Amortization of purchased intangibles	48	41
Amortization of debt issuance costs	6	5
Provision for doubtful accounts	—	(2)
Stock-based compensation	19	16
Deferred income taxes	74	(7)
Loss (gain) on investments in marketable securities	(12)	(3)
Asset impairments	—	13
Change in
Accounts receivable	52	(164)
Contract assets	(179)	(63)
Inventoried costs	(7)	(5)
Prepaid expenses and other assets	(116)	(60)
Accounts payable and accruals	93	315
Retiree benefits	(73)	(183)
Other non-cash transactions, net	6	5
Net cash provided by operating activities	489	491
Investing Activities
Capital expenditures
Capital expenditure additions	(216)	(220)
Grant proceeds for capital expenditures	11	17
Acquisitions of businesses, net of cash received	(1,636)	(377)
Investment in affiliates	(22)	—
Proceeds from disposition of business	20	—
Other investing activities, net	1	(6)
Net cash used in investing activities	(1,842)	(586)

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (continued)

	Nine Months Ended September 30
($ in millions)	2021	2020
Financing Activities
Proceeds from issuance of long-term debt	1,650	1,000
Proceeds from revolving credit facility borrowings	—	385
Repayment of revolving credit facility borrowings	—	(385)
Debt issuance costs	(22)	(13)
Dividends paid	(138)	(126)
Repurchases of common stock	(87)	(84)
Employee taxes on certain share-based payment arrangements	(7)	(13)
Net cash provided by (used in) financing activities	1,396	764
Change in cash and cash equivalents	43	669
Cash and cash equivalents, beginning of period	512	75
Cash and cash equivalents, end of period	$555	$744
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$31	$106
Cash paid for interest	$39	$33
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$4	$8

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “pension adjusted diluted earnings per share,” “shipbuilding revenue,” “shipbuilding operating margin,” “Technical Solutions EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin, Technical Solutions EBITDA margin and pension adjusted diluted earnings per share are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. We believe that shipbuilding revenue, shipbuilding operating margin, Technical Solutions EBITDA margin and pension adjusted diluted earnings per share reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Reconciliations of forward-looking GAAP and non-GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

Technical Solutions EBITDA margin is defined as Technical Solutions segment operating income before interest expense, income taxes, depreciation, and amortization as a percentage of Technical Solutions revenues.

Pension adjusted net earnings is defined as net earnings adjusted for the after-tax impact of the FAS/CAS Adjustment.

Pension adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

FAS/CAS Adjustment is defined as the difference between expenses for pension and other postretirement benefits determined in accordance with GAAP (FAS) and the expenses determined in accordance with U.S. Cost Accounting Standards (CAS).

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2021	2020	2021	2020
Ingalls revenues	$628	$675	$1,947	$1,926
Newport News revenues	1,354	1,358	4,124	3,821
Technical Solutions revenues	394	320	890	957
Intersegment eliminations	(38)	(39)	(114)	(100)
Sales and Service Revenues	2,338	2,314	6,847	6,604

Operating Income	118	222	393	494
Operating FAS/CAS Adjustment	41	(60)	118	(186)
Non-current state income taxes	4	—	12	5
Segment Operating Income	163	162	523	313
As a percentage of sales and service revenues	7.0%	7.0%	7.6%	4.7%
Ingalls segment operating income	62	62	233	185
As a percentage of Ingalls revenues	9.9%	9.2%	12.0%	9.6%
Newport News segment operating income	88	79	257	105
As a percentage of Newport News revenues	6.5%	5.8%	6.2%	2.7%
Technical Solutions segment operating income	13	21	33	23
As a percentage of Technical Solutions revenues	3.3%	6.6%	3.7%	2.4%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Pension Adjusted Net Earnings and Pension Adjusted Diluted Earnings Per Share

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except per share amounts)	2021	2020	2021	2020

Net earnings	$147	$222	$424	$447
After-tax FAS/CAS Adjustment(1)	(3)	(70)	(13)	(217)
Pension Adjusted Net Earnings	$144	$152	$411	$230

Diluted earnings per share	$3.65	$5.45	$10.52	$10.98
After-tax FAS/CAS Adjustment per share(1)	(0.07)	(1.72)	(0.32)	(5.33)
Adjusted Diluted EPS**	$3.58	$3.73	$10.20	$5.65

(1) FAS/CAS Adjustment	$(4)	$(89)	$(17)	$(275)
Tax effect*	(1)	(19)	(4)	(58)
After-tax impact	$(3)	$(70)	$(13)	$(217)
Weighted-average diluted shares outstanding	40.3	40.7	40.3	40.7
Per share after-tax impact**	$(0.07)	$(1.72)	$(0.32)	$(5.33)

*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Free Cash Flow

	Nine Months Ended
	September 30
($ in millions)	2021	2020
Net cash provided by operating activities	$489	$491
Less capital expenditures:
Capital expenditure additions	(216)	(220)
Grant proceeds for capital expenditures	11	17
Free cash flow	$284	$288

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com